Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 33-65096) pertaining to the Virco Mfg. Corporation 1993 Stock Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-32539) pertaining to the Virco Mfg. Corporation 1997 Stock Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-51717) pertaining to the Virco Mfg. Corporation Employee Stock Ownership Plan, and

(4)	Registration Statement (Form S-8 No. 333-74832) pertaining to the Virco Mfg. Corporation 401(K) Savings Plan of our reports dated March 17, 2006, with respect to the consolidated financial statements and schedule of Virco Mfg. Corporation, Virco Mfg. Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Virco Mfg. Corporation included in this Annual Report (Form 10-K) for the year ended January 31, 2006.
/s/ Ernst & Young LLP
Los Angeles, California
April 11, 2006

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